UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2021

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.20	TROW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2021, T. Rowe Price Group, Inc. (the “Company”) entered into a transaction agreement (the “Purchase Agreement”) with Oak Hill Advisors, L.P., a Delaware limited partnership (together with its affiliated entities, “OHA”), and the holders of equity interests in OHA (the “Sellers”).

Upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company will purchase from the Sellers (the “Acquisition”) substantially all of the issued and outstanding equity interests in OHA, for a purchase price of approximately $3.3 billion in the aggregate at the closing, including the retirement of outstanding OHA debt, with approximately 74% payable in cash and 26% in shares of the Company’s common stock, $0.20 par value (the “Company Common Stock”), subject to certain adjustments as set forth in the Purchase Agreement (the “Consideration”). Upon the satisfaction of certain milestones by the OHA business, the Consideration may be increased by up to an incremental $900 million as part of an earn-out payment starting in early 2025 and ending in 2027 (the “Earnout Payment”). The Earnout Payment, if any, will be payable to Sellers if the OHA business generates revenues in excess of certain pre-set targets (each, an “Earnout Target”) during the period commencing January 1, 2022 through December 31, 2026 (the “Earnout Period”). The Earnout Payment will be subject to a proportional reduction if actual revenue of the OHA business as of the end of the Earnout Period does not meet the Earnout Target.

The Company, OHA and the Sellers have agreed to customary representations and warranties in the Purchase Agreement for a transaction of this type. In addition, the Purchase Agreement includes various covenants, including, among others, (i) covenants by OHA to conduct its business in all material respects in the ordinary course of business during the period between the execution of the Purchase Agreement and closing, (ii) covenants by the Company and OHA to make the required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), and (iii) covenants by the Company and OHA to make the required filings with other regulatory authorities required to consummate the transactions contemplated in the Purchase Agreement.

The completion of the Acquisition is subject to customary closing conditions for transactions of this type, including, among others, (i) the expiration or earlier termination of the applicable waiting period under the HSR Act, (ii) obtaining consents (up to a certain percentage threshold as determined by the aggregate dollar amount of assets under management) of certain investment funds or other vehicles of OHA to the “assignment” (as defined in the Investment Advisers Act of 1940) or continuation of their client contracts, and (iii) Mr. Glenn August’s and Mr. William Bohnsack’s employment agreements being in full force and effect, and Mr. August and Mr. Bohnsack continuing to devote substantially all of their business time to the affairs of the OHA business (subject to such permitted activities as set forth in Mr. August’s and Mr. Bohnsack’s employment agreements) and both of them not having become deceased or disabled.

The Purchase Agreement provides for certain termination rights for both the Company and OHA, including (a) the right of the Company or OHA to terminate the Purchase Agreement if the Acquisition is not consummated on or before April 27, 2022, (b)(i) the right of the Company to terminate the Purchase Agreement (subject to certain conditions) if OHA is in violation or breach of any covenant, representation or warranty in the Purchase Agreement, and such violation or breach would cause any of the closing conditions not to be satisfied, and such violation or breach has not been waived by the Company or cured by OHA or the Sellers within a period of time as specified in the Transaction Agreement, and (ii) the right of OHA to terminate the Purchase Agreement (subject to certain conditions) if the Company is in violation or breach of any covenant, representation or warranty in the Purchase Agreement, and such violation or breach would cause any of the closing conditions not to be satisfied, and such violation or breach has not been waived by the Sellers or cured by the Company within a period of time as specified in the Transaction Agreement, and (c) the right of the Company or OHA to terminate the Purchase Agreement in the event of certain non-appealable final orders or laws prohibiting the Acquisition.

Pursuant to the Purchase Agreement, the Company’s Board of Directors intends to elect Mr. August as a director of the Company, effective at the closing. Mr. August’s election to the Company’s Board of Directors is subject to final approval by the Company’s Board of Directors.

In addition, the parties have entered into a memorandum of understanding which sets forth how the OHA business will be managed as a standalone business within the Company. Pursuant to the memorandum of understanding, certain OHA employees, including Mr. August and Mr. Bohnsack, will be entitled to participate in a "carry pool" in respect of the carried interest from the OHA business. The memorandum of understanding also provides for potential incentive payments for certain of Sellers, including Mr. August, related to the growth of the OHA business.

Simultaneously with the execution of the Purchase Agreement, the Company and Mr. August entered into an employment agreement (the “Employment Agreement”). Pursuant to the Employment Agreement, contingent upon the closing of the Acquisition, Mr. August will commence employment with the Company for an initial term ending on the fifth anniversary of the closing of the Acquisition, subject to automatic renewal for successive two-year periods thereafter. In connection with his employment, Mr. August will receive an annual base salary of $350,000, may receive an annual bonus and/or equity and other long-term incentive awards in the discretion of the Company’s Board of Directors and will participate in employee benefit plans generally on the same terms as the Company’s other employees. Mr. August will not receive any compensation in respect of his service as a member of the Company’s Board of Directors.

If the employment of Mr. August is terminated by the Company without “cause” or by him for “good reason” (each as defined in the Employment Agreement), in addition to accrued benefits, he will be entitled to (a) 12 months of base salary continuation, (b) a prorated portion of his annual bonus for the year in which termination occurs, if any, based on actual results for such year and payable at the same time bonuses for such year are paid to other senior executives of the Company and (c) subject to his eligibility and timely election, the Company will pay the employer-paid portion of his COBRA coverage for 12 months following termination. Mr. August’s receipt of severance benefits, other than accrued benefits, is subject to his execution and nonrevocation of a general release of claims in favor of the Company and continued compliance with the restrictive covenants contained in the Employment Agreement.

Pursuant to the Employment Agreement, Mr. August will be subject to noncompetition and employee and customer non-solicitation and noninterference covenants during employment and for two years following termination, as well as on-going confidentiality obligations.

The foregoing description of the Acquisition, the Purchase Agreement and the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Employment Agreement, which will be filed as exhibits to the Company’s Form 10-K for the year ended December 31, 2021.

Section 3 - Securities and Trading Markets
Item 3.02. Unregistered Sale of Equity Securities.

Pursuant to the Purchase Agreement, it is estimated the Company will deliver up to an aggregate of 4.3 million shares of Company Common Stock, at the closing of the Acquisition, subject to certain adjustments. The shares of Company Common Stock will be issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), in partial consideration for the acquisition of the equity interests in OHA from the Sellers.

Section 7 – Regulation FD
Item 7.01. Regulation FD Disclosure.

On October 28, 2021, the Company issued a press release announcing the execution of the Purchase Agreement described in Item 1.01 above. The press release is attached as Exhibit 99.1, to this Current Report on Form 8-K, and incorporated herein by reference.

On October 28, 2021, the Company will hold a conference call with analysts and investors regarding the transactions contemplated by the Purchase Agreement. The materials furnished as Exhibit 99.2 to this Current Report on Form 8-K are incorporated herein by reference and will be presented during such conference call.

The information in this report furnished pursuant to Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act, if such subsequent filing specifically references such information.

Section 9 - Financial Statements and Exhibits.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

    99.1 Press Release Dated October 28, 2021.

    99.2 Presentation Dated October 28, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ Jennifer B. Dardis
Jennifer B. Dardis
Vice President, Chief Financial Officer and Treasurer
Date: October 28, 2021